Exhibit 1.1

29 November 2019

2019 Annual General Meeting – Results of Meeting

In accordance with Listing Rule 3.13.2 and section 251AA of the Corporations Act 2001 (Cth), Benitec Biopharma Limited (“Benitec” or the “Company”) (ASX:BLT; NASDAQ: BNTC; NASDAQ: BNTCW) advises that the results of the Company’s 2019 Annual General Meeting are set out in the attached proxy summary. Each resolution was passed by poll.

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About Benitec Biopharma Limited

Benitec Biopharma Limited (ASX: BLT; NASDAQ: BNTC; NASDAQ: BNTCW) is a clinical-stage biotechnology company focused on the development of novel genetic medicines. The proprietary platform, called DNA-directed RNA interference, or ddRNAi, combines RNA interference, or RNAi, with gene therapy to create medicines that facilitate sustained silencing of disease-causing genes following a single administration. Based in Melbourne, Australia with laboratories in Hayward, California (USA), and collaborators and licensees around the world, the Company is developing ddRNAi-based therapeutics for chronic and life-threatening human conditions including oculopharyngeal muscular dystrophy (OPMD), and chronic hepatitis B.

Safe Harbor Statement

This press release contains "forward-looking statements" within the meaning of section 27A of the US Securities Act of 1933 and section 21E of the US Securities Exchange Act of 1934. Any forward-looking statements that may be in this ASX/Nasdaq announcement are subject to risks and uncertainties relating to the difficulties in Benitec's plans to develop and commercialise its product candidates, the timing of the initiation and completion of preclinical and clinical trials, the timing of patient enrolment and dosing in clinical trials, the timing of expected regulatory filings, the clinical utility and potential attributes and benefits of ddRNAi and Benitec's product candidates, potential future out-licenses and collaborations, the intellectual property position and the ability to procure additional sources of financing. Accordingly, you should not rely on those forward-looking statements as a prediction of actual future results.

Investor Relations

M Group Strategic Communications

Jay Morakis, Managing Director

Tel: +1 646 859 5951

Email: jmorakis@MGroupSC.com

Benitec Biopharma Limited | Level 14, 114 William Street, Melbourne VIC 2060

t: +61 (03) 8692-7222 | e: info@benitec.com | www.benitec.com

Annual General Meeting

Friday, 29 November 2019

Voting Results

The following information is provided in accordance with section 251AA(2) of the Corporations Act 2001 (Cth).

Resolution details		Instructions given to validly appointed proxies				Number of votes cast on the poll			Resolution Result
Resolution	Resolution Type	For	Against	Proxy's Discretion	Abstain	For	Against	Abstain*	Carried / Not Carried
1 Remuneration Report	Ordinary	33,891,717 86.20%	2,942,579 7.49%	2,479,553 6.31%	642,510	36,378,421 92.52%	2,942,579 7.48%	642,510	Carried
2 Re-election of Director - Ms Megan Boston	Ordinary	33,609,923 84.18%	3,813,189 9.56%	2,496,153 6.26%	37,094	36,303,227 90.49%	3,813,189 9.51%	37,094	Carried
3 Approval of 10% Placement Capacity	Special	32,653,441 81.93%	4,649,055 11.67%	2,550,291 6.40%	103,572	35,393,732 88.37%	4,656,206 11.63%	103,572	Carried
4 Approval of grant Options to Ms Megan Boston	Ordinary	32,019,359 80.30%	5,371,990 13.48%	2,477,101 6.22%	87,909	34,496,460 86.51%	5,379,141 13.49%	87,909	Carried
5 Ratification of issue of Shares	Ordinary	33,128,532 83.13%	4,229,811 10.62%	2,487,053 6.25%	110,963	35,812,736 89.44%	4,229,811 10.56%	110,963	Carried
6 Ratification of issue of Warrants	Ordinary	32,846,450 82.34%	4,551,893 11.42%	2,487,053 6.24%	70,963	35,530,654 88.64%	4,551,893 11.36%	70,963	Carried
7 Approve issue of Purchase Warrants	Ordinary	32,383,982 81.23%	4,991,661 12.53%	2,487,053 6.24%	93,663	35,068,186 87.54%	4,991,661 12.46%	93,663	Carried

* Votes cast by a person who abstains on an item are not counted in calculating the required majority on a poll.

Benitec Biopharma Limited | Level 14, 114 William Street, Melbourne VIC 2060

t: +61 (03) 8692-7222 | e: info@benitec.com | www.benitec.com